EXHIBIT 23 (b)



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Farmstead Telephone Group, Inc. on Form S-8 of our reports dated February 21, 2001, appearing in the Annual Report on Form 10-K of Farmstead Telephone Group, Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
September 7, 2001